UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2010

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-12456	58-1098795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 261-4381

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 16, 2010, at the Annual Meeting of Shareholders of American Software, Inc. (the “Company”), the shareholders of the Company voted on the following proposals with the following results:

1. The following persons were duly elected directors of the Company:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
CLASS A DIRECTORS
W. Dennis Hogue	13,797,464	0	871,988	6,757,828
John J. Jarvis	13,521,979	0	1,147,473	6,757,828
James B. Miller, Jr.	13,696,181	0	973,271	6,757,828

CLASS B DIRECTORS
James C. Edenfield	2,747,086	0	0	0
J. Michael Edenfield	2,747,086	0	0	0
Thomas L. Newberry	2,747,086	0	0	0
Thomas L. Newberry, V	2,747,086	0	0	0

2. The proposal to approve the adoption of the Company’s 2011 Equity Compensation Plan was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,343,031	834,873	36,127	6,757,828

3. The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2010 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,785,610	99,216	4,580	4,075

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.

Dated: August 16, 2010	By:	/s/ Vincent C. Klinges
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer

3